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                                                                    EXHIBIT 99.1

                                      CU BANCORP
                    PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                               TO BE HELD JUNE 27, 1997
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



    The undersigned shareholder(s) hereby nominate(s) constitute(s) and appoints ______________________, ______________________, and
____________________ and each of them, the attorneys, agents and proxies of the undersigned, with full powers of substitution to each, to attend and act as proxy or proxies of the undersigned at the Special Meeting of Shareholders (the "Meeting") of CU Bancorp (the "Company") to be held at the Long Beach Airport Marriott Hotel, 4700 Airport Drive, Long Beach, California, on Friday, June 27, 1997 at 10:00 a.m. Pacific Daylight Time, and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote.


                         PLEASE SIGN AND DATE ON REVERSE SIDE


1. APPROVAL OF THE MERGER PROPOSAL. To approve the Agreement and Plan of Reorganization dated as of February 24, 1997, and the related Agreement and Plan of Merger, by and between the Company and Bancorp Hawaii, Inc. ("BHI"), as described in the Proxy Statement/Prospectus for the Meeting, including without limitation, the merger of the Company with and into BHI
    (collectively, the "Merger Proposal").  / / FOR   / / AGAINST   / / ABSTAIN


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2.  OTHER BUSINESS.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the
    Board of Directors at the Meeting. / / FOR   / / AGAINST   / / ABSTAIN

I/WE PLAN TO ATTEND THE MEETING        Yes
                                  ----
                                       No
                                  ----


PLEASE SIGN AND DATE BELOW.

    The undersigned hereby ratifies and confirms all that said attorneys, agents, and proxies or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies theretofore given by the undersigned to vote at the Meeting. The undersigned acknowledges receipt of the notice of the Meeting and the Proxy Statement/Prospectus accompanying said notice.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE MERGER PROPOSAL. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE MERGER PROPOSAL.

DATED:                , 1997
     ---------------

SIGNED:
      ------------------------------

SIGNED:
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Please date this proxy and sign above as your name(s) appear(s) on this card.
Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should give their full titles.